Exhibit 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors of BSD Medical Corporation:

We hereby consent to the use in this Registration Statement on Form SB-2 Amendment No. 2 of our report dated September 29, 2003 relating to the financial statements of BSD Medical Corporation, and to the reference of our Firm in the Registration Statement.



/s/ TANNER + CO.

Salt Lake City, Utah
June 30, 2004